Exhibit 99.1

Stephen Cohen – Media

(347) 489-6602

Caesars Entertainment Operating Co. Announces Steps in Restructuring

CEOC Files Amended Plan of Reorganization with Support of Senior Creditors;

Also Files Disclosure Statement and Motion to Further Extend Exclusivity

LAS VEGAS, October 8, 2015 – Caesars Entertainment Operating Company, Inc. (“CEOC”), a subsidiary of Caesars Entertainment Corporation (Nasdaq: CZR), today announced that it has filed an Amended Plan of Reorganization (the “Amended Plan”), an accompanying Disclosure Statement (the “Disclosure Statement”) and a motion to further extend exclusivity through March 15, 2016. The filings were made with the United States Bankruptcy Court for the Northern District of Illinois.

The Amended Plan provides for a comprehensive restructuring transaction that is supported by holders of more than 80 percent of CEOC’s First Lien Bank Debt and First Lien Notes pursuant to restructuring support agreements CEOC has entered into with both creditor groups. Importantly, the Amended Plan also provides for enhanced recoveries to CEOC’s junior creditors.

Now that CEOC has obtained the support of approximately $12 billion (or two-thirds) of its capital structure, it can continue its ongoing efforts to seek consensus with its junior creditors while also pursuing a path to emergence consistent with agreed upon milestones. CEOC is not seeking a hearing to approve the Disclosure Statement and solicit votes on the Amended Plan at this time. Under an existing court order related to the ongoing investigation by the court-appointed chapter 11 examiner, the earliest CEOC can request a hearing to approve the Disclosure Statement is December 15. The extension sought will provide CEOC additional time to pursue its Amended Plan on an exclusive basis while it seeks to build further consensus for the Amended Plan.

Strong Operations

CEOC noted that its operations have continued uninterrupted throughout the financial restructuring process and that its business performance improved in the first half of 2015 compared with the prior year, driven by, among other factors, marketing, labor efficiencies and strong hospitality revenues.

Highlights of the Amended Plan

If confirmed and consummated, the Amended Plan, which settles litigation claims for significant contributions of cash and securities from Caesars Entertainment Corporation (“Caesars Entertainment”) and improves recoveries across CEOC’s capital structure, will eliminate approximately $10 billion in aggregate debt from CEOC’s balance sheet. Specifically, the Amended Plan provides for a tax-efficient corporate and balance sheet restructuring that maximizes the value of the businesses by converting CEOC into a real estate investment trust (REIT) with ongoing credit support from Caesars Entertainment. The Amended Plan also outlines recoveries for creditors that are materially improved from the original Plan of Reorganization.

The Disclosure Statement is subject to approval by the Bankruptcy Court and the Amended Plan is subject to confirmation by the Bankruptcy Court. The filings made today will set in motion a series of hearings before the Bankruptcy Court to be scheduled in due course. This press release is not intended as a solicitation for a vote on the Amended Plan within the meaning of section 1125 of the Bankruptcy Code.

CEOC’s Amended Plan, Disclosure Statement and other court documents pertaining to the Chapter 11 proceedings can be accessed directly through the Claims Agent website, http://cases.primeclerk.com/ceoc. CEOC has also established a dedicated website, www.ceocrestructuring.com, for stakeholders to access current information about the restructuring.

About Caesars Entertainment Operating Company Inc.

Caesars Entertainment Operating Company, Inc. (“CEOC”), a majority owned subsidiary of Caesars Entertainment Corporation, provides casino entertainment services and owns, operates or manages 44 gaming and resort properties in 14 states of the United States and in five countries primarily under the Caesars, Harrah’s and Horseshoe brand names. CEOC is focused on building customer loyalty through providing its guests with a combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership as well as all the advantages of the Total Rewards program. CEOC also is committed to environmental sustainability and energy conservation, and recognizes the importance of being a responsible steward of the environment.

Forward Looking Information

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of CEOC and future outcomes. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in Caesars Entertainment’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors against Caesars Entertainment and by the National Retirement Fund;

•	the effects of CEOC’s bankruptcy on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders and other constituents;

•	the ability to retain key employees during CEOC’s restructuring;

•	the event that the restructuring and support agreements entered into by Caesars Entertainment and CEOC (the “RSAs”) may not be consummated in accordance with their terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSAs;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate its restructuring plan as contemplated by the RSAs;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the effects of Bankruptcy Court rulings in the Chapter 11 cases and the outcome of such cases in general;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming industry in particular;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our company as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.